AUGUST 18TH, 2000

COMPANY PRESS RELEASE

SAC TECHNOLOGIES, INC. CLOSES ON DEFINITIVE AGREEMENT WITH JASPER CONSULTING, INC., OBTAINS BRIDGE FINANCING AND COMMENCES EXECUTION OF NEW BUSINESS MODEL.

Minneapolis, Minnesota.--(BUSINESS WIRE)--August 18, 2000--SAC Technologies, Inc. (OTC BB: SACM) today announced it has closed on a Definitive Agreement with Jasper Consulting, Inc. which vests SAC with sole ownership of its proprietary biometric technology.


As described in the Company's quarterly report on SEC Form 10-Q, on August 12th, 2000 the Company entered into a mutual general release and a Definitive Agreement with Jasper Consulting, Inc. and certain current and former principals of the Company and Jasper who were involved in the invention of certain biometric technologies. These agreements provided for 1) the termination of all previous agreements between the parties; 2) the discharge of all debt existing between the Company and Jasper; 3) each party assigning to Jasper any and all rights in and to FIDS Technology; 4) each party assigning to SAC any and all rights in and to Vector Segment Technology ("VST"), SAC Technologies Biometric Solution ("STBS") and Optic Technology; 5) a mutual general release of any and all past claims; 6) an agreement between SAC and Jasper to begin negotiations within 120 days regarding the licensing of VST technology to Jasper; and 7) the dismissal with prejudice of the outstanding litigation between SAC and Jasper. Closing of the Definitive Agreement was conditioned on delivery, testing and acceptance of FIDS Technology to the satisfaction of Jasper which occurred on Tuesday August 15th, 2000.

The agreements vest the Company with sole ownership of VST, STBS and Optic Technology and permit the Company to sell or license its products and technologies in any market without payment of any fees or royalties to Jasper. As a result, management believes SAC is now significantly better positioned to commence the commercial distribution of its products and technologies and the execution of its business plan.

To this end, over the past several months, the Company has been actively positioning its technology for the licensing of a Web-based biometric identification server for e-commerce companies and other companies which rely on Web-based transaction applications. This initiative has involved transitioning the Company's technology to focus on identification applications for large databases and Web-based server identification applications, including porting to multiple platforms and peer group reader technology. These efforts have resulted in the de-coupling of the Company's core identification algorithm from the Company's reader technology, thereby providing for the VST identification algorithm to be used with reader technologies available from other manufacturers.

The Company's Web-based biometric identification server architecture was designed to provide for end-user convenience and security as a plug-in component for Internet, Intranet, e-commerce, business to business and internal corporate information access applications. The Company intends to aggressively pursue the licensure of this application.

On August 16th, 2000, the Company received bridge financing in the amount of $200,000 from the Shaar Fund Ltd., the Company's principal institutional investor. The loan bears interest at a rate of 10% per annum and is due on the earlier of November 30th, 2000 or the Company's completion of a private equity financing resulting in gross proceeds to the Company of at least $1, 250,000.

Safe-Harbor Statement:

Statements contained herein and in other public statements by Company and it officers, other than historical data, constitute forward-looking statements. When used in this document, the words "estimate," "project," "intends," "expects," "believes" and similar expressions are intended to identify forward-looking statements regarding events and financial trends that may affect the company's future operating results and financial position. Such statements are not guarantees of future performance or events and are subject to risks and uncertainties that could cause the Company's actual results or financial position to differ materially from those included within the forward-looking statements. Such factors include, but are not limited to, the Company's ability to successfully develop technology which meets or exceeds specifications according to contractual performance criteria, as well as those risks set forth under the caption "RISK FACTORS" in the Company's Annual Report on SEC Form 10-KSB and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

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FOR MORE INFORMATION CONTACT:
     Mr. Jeff Brown @ 651-687-0414
     SAC Technologies, Inc.